UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, Suite 3D New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Dipexium Pharmaceuticals,  Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting). Of the 10,351,613 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 9,909,741 shares, or 95.7% of the eligible common stock, were present either in person or by proxy.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for the term that expires at the 2017 Annual Meeting of Stockholders for each director, or until their respective successors are elected and qualified, or until such directors earlier resignation or removal:

Director Name	For	Withheld	Broker Non-Votes	Abstained

Robert J. DeLuccia	8,846,874	9,536	1,053,331	0
David P. Luci	8,847,774	8,636	1,053,331	0
Jack H. Dean	7,493,873	1,362,537	1,053,331	0
Michael Duffy	8,847,728	8,682	1,053,331	0
Thomas Harrison	8,847,728	8,682	1,053,331	0
William J. McSherry, Jr.	8,847,728	8,682	1,053,331	0
Barry Kagan	8,847,728	8,682	1,053,331	0

Proposal 2: To approve and ratify the Company’s Second Amended and Restated Bylaws, regarding Delaware law being the exclusive and sole jurisdiction for certain types of litigation.

For:	7,507,219
Against:	1,347,191
Abstained:	2,000
Broker Non-Votes:	1,053,331

Proposal 3: To amend the Company’s  Certificate of Incorporation to provide that the Board of Directors are expressly authorized to make, alter, amend or repeal the Bylaws of the Company.

For:	7,505,214
Against:	1,348,876
Abstained:	2,320
Broker Non-Votes:	1,053,331

Proposal 4: CohnReznick, LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

For:	9,894,179
Against:	11,698
Abstained:	3,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2016	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer